UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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Form 8-K

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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2017

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Deltic Timber Corporation
(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-12147 (Commission File Number)	71-0795870 (IRS Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas (Address of Principal Executive Offices)		71730 (Zip Code)

Registrant’s telephone number, including area code: (870) 881-9400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

As previously announced, on March 8, 2017, John D. Enlow became the President and Chief Executive Officer of Deltic Timber Corporation (the “Company”), replacing D. Mark Leland, who had served as interim President and Chief Executive Officer of the Company since October 10, 2016.

Also on March 8, 2017, the Board of Directors of the Company elected Mr. Enlow to the Board as a Class I director, with a term expiring at the Company’s Annual Meeting in 2018. Mr. Enlow was appointed to the Executive Committee and the Pension Investment and Employee Benefits Committee of the Board.

In addition, on March 8, 2017, the Board affirmatively determined that Mr. Leland resumed his status as an independent director under the Company’s Corporate Governance Guidelines and the rules of the New York Stock Exchange. Following such determination, Mr. Leland rejoined the Audit Committee of the Board and withdrew from the Executive Committee and the Pension Investment and Employee Benefits Committee of the Board. Mr. Leland continues to serve as a Class I director, with a term expiring at the 2018 Annual Meeting, having previously been elected to that class on June 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2017	Deltic Timber Corporation

	By:	/s/ Jim F. Andrews, Jr.
		Name:	Jim F. Andrews, Jr.
		Title:	Secretary